UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

On March 31, 2014, DiamondRock Hospitality Company (the “Company”) issued a press release announcing that Troy Furbay will join the Company as Executive Vice President and Chief Investment Officer (CIO), effective April 22, 2014. In this role, Mr. Furbay will be responsible for the Company’s acquisitions and dispositions and will play a critical role in strategic market analysis. He will report directly to Mark W. Brugger, DiamondRock’s President and Chief Executive Officer.

Mr. Furbay, 47, has 25 years of hotel and real estate experience, most recently serving as Chief Investment Officer at Loews Hotels & Resorts. In this role, he was responsible for the creation and implementation of short and long-term growth strategies and for leading over $600 million in capital investments. He also led capital raising efforts, numerous asset development programs, and cultivated key relationships with brokerage firms and development communities that helped drive proprietary sourced transactions. Prior to Loews, he served for nearly a decade as Senior Vice President, Acquisitions and Development at Kimpton Hotels where he was responsible for all aspects of the company’s acquisition and development efforts.

A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. The press release has also been posted in the investor relations/presentations section of the Company’s website at www.drhc.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: March 31, 2014	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary